Exhibit 10.3
  Land Use Right Transfer Contract

Made under the supervision of the Ministry of Land and Resources of the PR. China;
The State Administration of Industry and Commerce of PR. China.

GF-2000-2601	Contract No. Laiguotian20110406

Land Use Right Transfer Contract

Made under the supervision of the Ministry of Land and Resources of the PR. China;
The State Administration of Industry and Commerce of PR. China.

Instructions

1. The Land Use Right Transfer Contract comprises the main text of the contract and an appendix (location map of the land lot to be transferred)．

2. The transferor referred to herein is the land administration department of the people’s government that has the right to transfer the land use right.

3. The Section 4 of the contract “Use of Land” shall be filled out pursuant to the second class land specified in the Urban Land Register Survey Regulation. The specific use of land lot and the ratio of area of such land lot shall be indicated if the land lot is used for comprehensive utilization.

4. The land conditions specified in Section 5 of the contract shall be selected and filled out based on the actual conditions of both parties. The Option 3 shall be selected in case of renewal of transfer formalities for the originally assigned land use right; Option 1 or 2 shall be selected according to the level of development of the land at the time when the transferor undertakes to deliver the land lot in case of land lot to be developed; Option 1 shall be selected if the transferor undertakes to complete the relocation and ground leveling at the time of delivery of the land lot; Option 2 shall be selected if relocation and ground leveling have not yet been finished, in which case the floor area of buildings and other aboveground structures to be removed shall be indicated. The infrastructure conditions section shall be filled out with seven accesses or three accesses as agreed upon by both parties and indicate the specific infrastructure facilities available, such as access road, power supply and water supply.

5. With respect to the payment terms for land use right transfer as specified in Section 9 of the contract, Option 1 shall be selected if the two parties agree with lump-sum payment of compensation for transfer of land use right, or Option 2 shall be selected in case of installment payments.

6. Under Section 20 of the contract, Option 1 shall be selected if the land lot to be transferred will be used for housing construction, or Option 2 shall be selected if the land lot to be transferred will be used for tract development.

7. With respect to the provisions of Section 40 Execution of the contract, Subsection 40.1 shall take effect if the land transfer plan has been approved by the people’s government of competent jurisdiction; Subsection 40.2 shall take effect if the land transfer plan has not yet been approved by the people’s government of competent jurisdiction.

Land Use Right Transfer Contract
Chapter 1 General

Section 1. Parties hereto are as follows:

Transferor: Laiyang Municipal Bureau of Land and Resources, Shandong Province, the People’s Republic of China.

Transferee: Shandong MeikeFubang Food Co., Ltd

The two parties hereby reach the following agreement on the principle of equality, free will, good and valuable consideration and good faith, according to the Land Management Law of the People’s Republic of China, Law of the People’s Republic of China on Management of Urban Real Estate, the Contract Law of the People’s Republic of China and other applicable national and local laws and regulations and administrative rules.

Section 2. The transferor has the right to transfer land use right and the ownership of the land lot to be transferred remains with the People’s Republic of China. The PR. China has the jurisdiction and administrative management power granted under the Constitution and laws and other powers specified in the Chinese laws to be exercised by the country as well as necessary rights and interests required for public interest with respect to the land lot to be transferred. The underground resources, objects buried underground and public utilities are all outside the scope of the land use right transfer.

Chapter 2 Delivery of land lot and payment of compensation for land use right transfer

Section 3. The land lot to be transferred by the transferor to the transferee hereunder is located at east of Beifenghe Road, Long Men Road, Laiyang City, covering a total floor area of 87569 square meters, of which the floor area of land lot to be transferred is 87569 square meters. The boundaries and the coordinates of the boundary points are shown in the appendix “Location Map of Land Lot to be Transferred”.

Section 4. The use of the land to be transferred hereunder is for industrial purpose.

Section 5. The transferor agrees to deliver the land lot to the transferee prior to April 16, 2011 and further agrees that such land lot will meet the land conditions specified in Subsection 5 (3) at the time of delivery.

(3) Existing land conditions in status quo.

Section 6. The term of this contract is 50 years, starting from the date of actual delivery by the transferor of the land lot to the transferee, or from the date of execution of the contract in case of renewal of this contract.

Section 7. The compensation for land use right transfer hereunder is 750 Yuan per square meter and totals 65676750 Yuan.

Section 9. The transferee agrees to pay the aforesaid compensation for land use right transfer pursuant to the provisions of Subsection 9 (1).

(1). Full payment of the aforesaid compensation in a lump sum manner within 30 days of execution of this contract.

Chapter 3 Land Development and Utilization

Section 10. The two parties shall examine and verify the boundary markers on all boundary points on the spot as designated in the appendix hereto “Location Map of the Land Lot to be Transferred” within 10 days of execution of this contract. The transferee shall properly protect the boundary marks and may not alter any of boundary marks without prior consent of Party A. In case of damage to or relocation of any boundary mark, the transferee shall immediately report to the transferor in writing for re-measurement and restoration of the boundary marks.

Section 11.

Section 12.

Section 13.

Section 14. The transferee shall follow the applicable provisions when connecting the water, gas and sewage pipelines and other facilities on the land lot with outside mains and transformer station during the construction within the boundaries of the land lot.
The transferee agrees that all pipelines and conducts that the local government will lay down for the purpose of operation of public utilities may enter, leave, pass through or run across the land lot to be transferred hereunder.

Section 15. The transferee shall register the land lot with the transferor and obtain the land use permit and the land use right with respect to the land lot pursuant to applicable provisions by presenting this contract, the certificate of payment of the compensation for land use right transfer within 30 days of full payment of the aforesaid compensation as specified herein.

The transferor shall, within 30 days of receipt of the transferee’s application for land registration, register the land use right in favor of the transferee and issue the land use permit to the transferee.

Section 16. The transferee shall make reasonable utilization of the land lot pursuant to the applicable laws and regulations and may not conduct any activities on the land lot that jeopardize or destroy the surrounding environment or facilities. The transferee shall be liable for compensation for any and all losses incurred to the country or others due to its violation of the immediately preceding provision.

Section 17. During the term of this contract, the transferee shall use the land lot for such purpose and under such conditions as specified herein and shall obtain the approval of the transferor if it needs to use the land lot for any purpose and under any conditions other than specified herein, in which case the transferee shall execute an agreement on modification of this contract or execute a separate land use right transfer contract, make the corresponding adjustment to the compensation for land use right transfer and register the change of the land lot.

Section 18. The government reserves the right to make adjustment to the land lot hereunder for the purpose of urban planning. If the original land use plan is modified, the existing buildings on the land lot will not be affected, but the reconstruction, expansion or alteration of any buildings or attachments on such land lot during the term of this contract or application for renewal upon expiration hereof shall be in accordance with the then-current land use plan.

Section 19. The transferor will not reclaim the land use right acquired by the transferee hereunder before the expiration of this contract. Under special circumstances, where early reclamation of the land use right is necessary for the public interest, the transferor shall file a request for reclamation to the higher-level authority for approval and compensate the transferee for any and all loss so incurred according to the value of the buildings and other attachments at the time of reclamation and the price of land use right for the remaining portion of the term.

  Chapter 4 Transfer, lease and mortgage of land use right

Section 20. The transferee has the right to transfer, lease or mortgage the land use right in part or in full hereunder after it has paid the full compensation for the land use right transfer set forth herein, obtained the land use permit and the land use right to the land lot, provided that the first-time transfer of the land use right for the remaining portion of the term hereof (including sales, exchange or bestowal) shall meet the following conditions as confirmed by the transferor.

(1) The land lot will be developed pursuant to the provisions of this contract and form the conditions for use of land for industrial purposes or construction.

Section 21. In case of transfer or mortgage of the land use right, the two parties to the transfer or mortgage shall execute written contract of transfer or mortgage. If the leasing period of the land use right exceeds six months, the lessee and lessor shall execute a written lease contract.

The contract of transfer, mortgage or leasing of the land use right may not violate any provisions of the Chinese laws and regulations and of this contract.

Section 22. Upon transfer of the land use right, the rights and obligations set forth in this contract and the registration document shall be transferred along and the term of the transferred land use right shall be the remaining portion of the term of this contract starting from the date of such transfer. Upon leasing of the land use right in part or in full hereunder, the rights and obligations set forth herein and in the registration document shall remain with the transferee.

Section 23. In case of transfer, leasing or mortgage of the land use right, the aboveground buildings and other attachments shall be transferred, leased or mortgaged along with the land use right at the same time, vice versa.

Section 24. In case of transfer, leasing or mortgage of the land use right, the two parties to transfer, leasing or mortgage shall register such transfer, leasing or mortgage with the land administration department within 30 days of execution of the corresponding contract on such transfer, leasing or mortgage by presenting this contract and such corresponding contract and the land use permit.

Chapter 5 Expiration

Section 25. If the land user needs to continue to use the land lot hereunder upon expiration of the term hereof, the land user shall file a written request for renewal to the transferor at least one year prior to the expiration hereof and the transferor shall approve such request except reclamation of the land lot hereunder is necessary for the public interest.

If the transferor agrees to renew this contract, the transferee shall complete the formalities for paid land use pursuant to applicable laws and execute the paid land use contract with the transferor and pay the transferor the land use fee.

Section 26. If the transferee does not request for renewal or receive the approval of its request for renewal pursuant to the provisions of Section 25 hereof prior to the expiration of the term of this contract, the transferee shall return the land use permit and the transferor will represent the country to reclaim the land use right from the transferee and deregister the land use right pursuant to the applicable provisions.

Section 27. If the transferee does not request for renewal hereof prior to the expiration of this contract, the land use right and aboveground buildings and other attachments hereunder will be reclaimed by the transferor on behalf of the country without any compensation, in which case the transferee shall keep such buildings and attachments in serviceable conditions free of any manmade damage. The transferor may require the transferee to relocate or remove any of aboveground buildings or other attachments that are no longer usable and level the land lot.

Section 28. If the transferee files a written request for renewal prior to the expiration of this contract but the transferor does not approve such request pursuant to the provisions of Section 25 hereof, the land use right hereunder will be reclaimed by the transferor on behalf of the country without any compensation, provided that the transferor shall compensate the transferee for the aboveground buildings and other attachments based on the residual value thereof.

  Chapter 6 Force majeure

Section 29. Neither party who is prevented from performing this contract in part or in full due to any force majeure event will not be deemed in default, provided that such party shall take every necessary remedial measure to minimize the loss caused by such force majeure event. Neither party will be exempted from liabilities for default if the force majeure event occurs after any delay by such party in performance of this contract.

Section 30. The party affected by force majeure event shall notify the other party by letter, cable, telex or fax of the occurrence and existence of such force majeure within 24 hours thereof and submit to the other party a report indicating the reasons for nonperformance or partial performance of this contract or the need for extension of the term hereof within 10 days of occurrence of the force majeure event.

  Chapter 7 Liabilities for default

Section 31. The transferee shall pay the compensation for land use right transfer in such amount and on such date as specified herein. If the transferee fails to do so, the transferee shall pay the transferor liquidated damages in an amount of 0.3‰ of the outstanding amount for each day of delay, provided that if delay in payment exceeds six months the transferor will have the right to terminate this contract, reclaim the land lot transferred hereunder and demand compensation for loss from the transferee caused by such breach of contract, in addition to the right to retain the deposit for security paid by the transferee.

Section 32. If the transferee pays the compensation for land use right transfer pursuant to the provisions hereof, the transferor shall deliver the land lot to the transferee on such date as specified in this contract. If the transferor fails to do so, which causes the transferee to extend its occupation of the land lot hereunder, the transferor shall pay the transferee liquidated damages in an amount of 0.3‰ of the compensation for land use right transfer already paid by the transferee for each day of delay, provided that if delay in delivery of land lot by the transferor exceeds six months the transferee will have the right to terminate this contract and demand compensation for loss from the transferor caused by such breach of contract, in which case the transferor shall refund the two times the deposit for security to the transferee and refund the remaining portion of the compensation for land use right transfer already paid.

Section 33. The transferee shall conduct development and construction on the land lot pursuant to the provisions hereof and the transferor may charge the transferee vacant land tax in an amount up to 20% of the compensation for land use right transfer if the transferee fails to start construction within one year of the time limit for commencement as set forth herein. If the delay exceeds two years, the transferor may reclaim the land use right without any compensation, except that the delay in commencement of construction is caused by force majeure event, act or government or relevant governmental agency or failure of necessary preparations for commencement.

Section 34. The transferor shall be deemed in default if the land lot delivered by the transferor hereunder does not meet the land conditions specified herein. The transferee has the right to require the transferor to fulfill its obligations pursuant to the specified conditions and demand compensation for immediate loss caused to the transferee due to the delayed performance of this contract.

Chapter 8 Notice and clarification

Section 35.  Any notice or correspondence required or permitted to be given hereunder shall be deemed duly served upon actual receipt thereof, regardless of the way of transmission.

Section 36. If either party changes its postal address, address for notification, bank of deposit or bank account, such party shall notify the other party of the new address or bank of deposit or bank account within 15 days of such change. Any loss incurred by failure to do so in time shall be the sole responsibility of the failing party.

Section 37. The transferor has the obligations to answer any question raised by the transferee regarding this contract at the time of execution of this contract.

Chapter 9 Governing law and dispute resolution

Section 38. The execution, validity, interpretation, performance and dispute resolution of this contract shall be governed by the laws of the People’s Republic of China.

Section 39. Any dispute arising out of or in connection with performance of this contract shall be first resolved by both parties through friendly consultations. If such consultations fail, the dispute shall be submitted to Laiyang Municipal Arbitration Commission for arbitration.

Chapter 10 Miscellaneous

Section 40. The land transfer plan hereunder has been approved by Laiyang Municipal People’s Government. This contract will take effect upon being signed by both parties.

Section 41. This contract is made in duplicates, one copy for each party and each copy bearing the same legal effect.

Section 42. This contract and its appendix comprise 13 pages and are made in Chinese language.

Section 43. Any amount or area used herein shall be expressed in both words and numbers at the same time. The expression in words shall prevail in case of any discrepancy between the words and numbers.

Section 44. This contract has been duly executed in Laiyang City of Shandong Province, PR. China as of April 6, 2011.

Section 45. Any matter not covered by this contract shall be incorporated into an appendix hereto upon agreement by both parties, which shall bear the same legal effect as this contract.

Transferor: Laiyang Municipal Bureau of Land and Resources
Address:
Legal representative (authorized representative):
(Signature) Zhang Weihua

Tel:
Fax:
Telex:
Deposit bank:
Bank account:
Postal code:

Transferee: Shandong Meike Fubang Foods Co., Ltd
Address:
Legal representative (authorized representative):
(Signature) Jiang Zhide
Tel:
Fax:
Telex:
Deposit bank:
Bank account:
Postal code:

April 6, 2011

Appendix: location map of land lot to be transferred (indicate the length of side lines (in meter))

Location Map

Land registration stamp of Laiyang Municipal People’s Government